Exhibit 99.1

Innovative Eyewear, Inc. Announces Multi-Year, Global Licensing

Agreement with Authentic Brands Group for Eddie Bauer® Smart Eyewear

(December 28, 2022) — Innovative Eyewear, Inc. (“Innovative Eyewear” or the “Company”) (NASDAQ: LUCY; LUCYW), the developer and retailer of smart eyewear under the Lucyd® and Nautica® brands, is pleased to announce that through an agreement with Authentic Brands Group (Authentic), it has licensed the iconic outdoor brand Eddie Bauer® for smart eyewear.

“We are pleased to partner with Lucyd to expand Eddie Bauer’s eyewear offering,” said Henry Stupp, President, Lifestyle EMEA-India at Authentic. “Eddie Bauer is known for delivering innovation across all of its product categories. Through Lucyd’s Bluetooth technology, we reinforce the brand’s standards in this emerging category.”

Eddie Bauer is rooted in its commitment to research and invention, beginning with the creation of the first-ever quilted goose-down insulated jacket in 1942. Throughout the brand’s history, Eddie Bauer has registered dozens of patents on various outdoor clothing construction and sporting equipment.

“Few names are as renowned as Eddie Bauer in outdoor recreation,” says Harrison Gross, CEO of Innovative Eyewear, Inc. “Our Eddie Bauer smart eyewear collection, powered by Lucyd, will continue Eddie Bauer’s legacy of bold and beautiful craftsmanship, coupled with innovation, and will align perfectly with today’s adventurous lifestyles. We believe outdoor enthusiasts are looking for designer eyewear that both protects their vision and allows them to remain connected to their digital lives in an open-ear, handsfree format.”

The Eddie Bauer smart eyewear collection is expected to launch in 2023.

About Eddie Bauer

For more than 100 years, outdoor brand Eddie Bauer has been inspiring, enabling, and empowering people to live their adventure with products that are built to last. Their products are available at eddiebauer.com and more than 200 stores in the U.S., Canada, Germany, Japan, and other international markets. To learn more please visit www.eddiebauer.com.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer and retailer of cutting-edge smart eyewear, under the Lucyd®, Nautica® & Eddie Bauer® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives, and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

About Authentic Brands Group

Authentic Brands Group (Authentic) is a global brand development, marketing and entertainment platform, which owns a portfolio of more than 40 iconic and world-renowned Lifestyle, Entertainment and Media brands. Headquartered in New York City, with offices around the world, Authentic connects strong brands with best-in-class partners and a global network of operators, distributors and retailers to build long-term value in the marketplace. Its brands have an expansive retail footprint, including more than 9,100-plus freestanding stores and shop-in-shops in more than 150 countries and generate approximately $23 billion in global annual retail sales.

Authentic is committed to transforming brands by delivering powerful storytelling, compelling content, innovative business models and immersive experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms and emerging media. Authentic’s brand portfolio includes Marilyn Monroe®, Elvis Presley®, Muhammad Ali®, Shaquille O’Neal®, David Beckham®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Sports Illustrated®, Reebok®, Eddie Bauer®, Spyder®, Volcom®, Airwalk®, Nautica®, Izod®, Brooks Brothers®, Barneys New York®, Judith Leiber®, Ted Baker®, Hervé Léger®, Frye®, Juicy Couture®, Vince Camuto®, Lucky Brand®, Aéropostale®, Forever 21®, Nine West®, Jones New York®, Tretorn®, Prince®, Van Heusen®, Arrow®, Hickey Freeman®, Hart Schaffner Marx® and Thomasville®.

For more information, visit authentic.com.

Follow Authentic on LinkedIn, Instagram and Twitter.

Forward Looking Statements

This press release contains certain forward-looking statements, including those relating to the anticipated timing of completion of the offering and other statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the expected launch date for the new Nautica smart eyewear connection. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its registration statement on Form S-1, as amended from time to time, under the caption “Risk Factors.”

Investor Relations Contacts:

Scott Powell

Skyline Corporate Communications Group, LLC

Office: +1 (646) 893-5835

Email: scott@skylineccg.com

Authentic Brands Group – Eddie Bauer Contact:

Giana Elenterio

Email: gelenterio@authenticbrands.com